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Exhibit 5.2

November 18, 2014

MarkWest Energy Partners, L.P.
MarkWest Energy Finance Corporation
1515 Arapahoe Street
Tower 1, Suite 1600
Denver, Colorado 80202-2126

Ladies and Gentlemen:

        We have acted as counsel for MarkWest Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), MarkWest Energy Finance Corporation, a Delaware corporation ("Finance Corp" and, together with the Partnership, the "Issuers") and certain of its subsidiaries with respect to the preparation of Post-Effective Amendment No. 2 (the "Amendment") to the Registration Statement No. 333-184605 on Form S-3 (the "Initial Registration Statement") filed on October 26, 2012 with the Securities and Exchange Commission (the "Commission"). As indicated in the explanatory Note included therein, the Amendment is being filed on the date hereof solely for the purpose of adding MarkWest Energy South Texas Gas Company, L.L.C., a Delaware limited liability company ("South Texas LLC") and MarkWest Buffalo Creek Gas Company, L.L.C., an Oklahoma limited liability company ("Buffalo Creek LLC" and together with South Texas LLC each a wholly-owned subsidiary of the Partnership, as co-registrants and potential guarantors of any debt securities that the Issuers may issue and sell from time to time pursuant to the registration statement to which this opinion is an exhibit.

        This opinion supplements our opinion dated October 26, 2012 (the "Initial Opinion") filed as Exhibit 5.1 to the Initial Registration Statement, and it is being given subject to the same assumptions and qualifications that we expressed therein in relation to the potential guarantees (the "Guarantees") by the other subsidiaries of the Partnership of any debt securities that the Issuers may issue and sell from time to time pursuant to the registration statement to which this opinion is an exhibit. In addition to the documents and certificates referred to in the Initial Opinion, we have also examined the Amendment and the formation documents of the Additional Subsidiary Guarantors.

        Based upon and subject to the foregoing, we are of the opinion that, when (i) the Additional Subsidiary Guarantors have taken all necessary actions to approve their execution and delivery of the Indenture governing any debt securities that the Issuers may issue and sell pursuant to the registration statement to which this opinion is an exhibit and that the Additional Subsidiary Guarantors may guarantee under such Indenture, (ii) the Additional Subsidiary Guarantors have duly executed and delivered such Indenture, and (iii) such debt securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture and the applicable definitive purchase, underwriting or similar agreement of the Issuers, upon payment of the consideration for such debt securities provided for in such agreement the Additional Subsidiary Guarantor's Guarantee of such debt securities will be its valid and legally binding obligation, enforceable against the Additional Subsidiary Guarantors in accordance with its terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors' rights generally and general principles of equity.

        This opinion is limited in all respects to the laws of the State of New York, the Delaware Limited Liability Company Act and the federal laws of the United States.

        We hereby consent to the references to this firm under the caption "Legal Matters" in the prospectus contained in the registration statement referred to above and to the filing of this opinion as an exhibit to such registration statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.

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  Exhibit 5.2